Exhibit 8.1

Grupo Televisa, S.A.B.

Subsidiaries, Associates and Joint Ventures

as of December 31, 2024

Name of Company	Country of Incorporation

Acctel, S.A. de C.V. (*)	Mexico
Corporativo Vasco de Quiroga, S.A. de C.V.	Mexico
Aryadeba, S.A. de C.V.	Mexico
Apoyo Telefónico Cablemás, S.A. de C.V.	Mexico
Brokers Mol, S.A. de C.V.	Mexico
Cable y Comunicación de Morelia, S.A. de C.V.	Mexico
Cable TV Internacional, S.A. de C.V.	Mexico
Cablemás Telecomunicaciones, S.A. de C.V.	Mexico
Cablemás International Telecomm, LLC (1)	United States of America
CM Equipos y Soporte, S.A. de C.V.	Mexico
Caredteletv Servicios Administrativos FTTH de México, S.A. de C.V.	Mexico
Constructora Cablemás, S.A. de C.V.	Mexico
Desarrollos H5, S.A. de C.V.	Mexico
DKM Broker, S.A. de C.V.	Mexico
Empresas Cablevisión, S.A.B. de C.V.	Mexico
Milar, S.A. de C.V.	Mexico
Cablebox, S.A. de C.V.	Mexico
Cablestar, S.A. de C.V.	Mexico
Bestel USA, Inc.	United States of America
Operbes, S.A. de C.V.	Mexico
Servicios Operbes, S.A. de C.V.	Mexico
Cablevisión, S.A. de C.V.	Mexico
Grupo Mexicano de Cable, S.A. de C.V.	Mexico
Integravisión de Occidente, S.A. de C.V.	Mexico
Servicios Cablevisión, S.A. de C.V.	Mexico
Servicios Técnicos Cablevisión, S.A. de C.V.	Mexico
Telestar del Pacífico, S.A. de C.V.	Mexico
Gerit Profesionales, S.A. de C.V.	Mexico
Grupo Mapsani, S.A. de C.V.	Mexico
Grupo de Telecomunicaciones de Alta Capacidad, S.A.P.I. de C.V. and subsidiaries (*)	Mexico
Inmobiliaria Cablemás, S.A. de C.V.	Mexico
La Esquina de Prado Norte, S.A. de C.V.	Mexico
Mega Com-M Servicios, S.A. de C.V.	Mexico
Operadora de Redes, S.A. de C.V. (*) (1)	Mexico
Profesionales en Ventas y Mercadeo, S.A. de C.V.	Mexico
San Ángel Telecom, S.A. de C.V.	Mexico
Servicios Administrativos Cablemás, S.A. de C.V.	Mexico
Sky DTH, S.A. de C.V.	Mexico
Innova Holdings, S. de R.L. de C.V.	Mexico
Innova, S. de R.L. de C.V.	Mexico
Corporación Novaimagen, S. de R.L. de C.V.	Mexico
Corporación Novavisión, S. de R.L. de C.V.	Mexico
Corporación Satelital Novavisión Dominicana, S.A.S.	Dominican Republic
Novavision Group, Inc.	United States of America
Novavisión Honduras, S.A. de C.V.	Honduras
Novavisión Panamá, S.A.	Panama
Media Visión de Panamá, S.A.	Panama
Ridge Manor, S.R.L.	Spain
Servicios Directos de Satélite, S.A.	Costa Rica
Sky El Salvador, S.A. de C.V.	El Salvador
Televisión Novavisión de Guatemala, S.A.	Guatemala
Corporación de Radio y Televisión del Norte de México, S. de R.L. de C.V.	Mexico
Galaxy Nicaragua, S.A.	Nicaragua
Innovación Sistemática y Comercial, S. de R.L. de C.V.	Mexico
Novabox, S. de R.L. de C.V.	Mexico
Nova Call-Center, S. de R.L. de C.V.	Mexico
Servicios Corporativos de Telefonía, S. de R.L. de C.V.	Mexico
Servicios Novasat, S. de R.L. de C.V.	Mexico
Tele Cable de Michoacán, S.A. de C.V.	Mexico
Televisión Internacional, S.A. de C.V.	Mexico
Cable Administradora, S.A. de C.V.	Mexico

Name of Company	Country of Incorporation

Cable Servicios Corporativos, S.A. de C.V.	Mexico
Grupo Servicomunicación, S.A. de C.V.	Mexico
México Red de Telecomunicaciones, S. de R.L. de C.V.	Mexico
Metrored Telecom Services, Inc.	United States of America
Multibip, S.A. de C.V. (1)	Mexico
Sintonia Fina, S.A. de C.V. (1)	Mexico
Técnica Avanzada en Cableados, S.A. de C.V.	Mexico
Televicable Regional, S.A. de C.V.	Mexico
TIN, S.A. de C.V.	Mexico

DTH Europa, S.A.U.	Spain

Factum Más, S.A. de C.V.	Mexico

Grupo Telesistema, S.A. de C.V.	Mexico
Altavista Sur Inmobiliaria, S.A. de C.V.	Mexico
Auto Rent Acuario, S. de R.L. de C.V.	Mexico
Televisa Argentina, S.A. (1)	Argentina
Corporativo TD Sports, S.A. de C.V.	Mexico
Coisa, Consultores Industriales, S.A. de C.V.	Mexico
En Vivo Espectáculos, S. de R.L. de C.V.	Mexico
G. Televisa-D, S.A. de C.V.	Mexico
Grupo Bissagio, S.A. de C.V.	Mexico
Multimedia Telecom, S.A. de C.V.	Mexico
TelevisaUnivision, Inc. and subsidiaries (*)	United States of America
Villacezán, S.A. de C.V.	Mexico
CVQ Espectáculos, S.A. de C.V.	Mexico
Flyacross, S.A. de C.V. (*)	Mexico
Periódico Digital Sendero, S.A.P.I. de C.V. and subsidiary (*)	Mexico
Grupo Comunicación y Esfuerzo Comercial, S.A. de C.V. (1)	Mexico
Marcas y Desarrollos, S.A. de C.V. (*) (1)	Mexico
Mednet, S.A. de C.V. (*) (2)	Mexico
Productora Contadero, S.A. de C.V. (*) (1)	Mexico
Medios y Estrategias Promocionales, S.A. de C.V.	Mexico
Mexvisa Ltd.	Switzerland
Mountrigi Management Group Ltd.	Switzerland
Operadora Dos Mil, S.A. de C.V. (1)	Mexico
Televisa Transmedia, S.A. de C.V.	Mexico
Televisión Independiente de México, S.A. de C.V.	Mexico
Desarrollo Milaz, S.A. de C.V.	Mexico
Radio Televisión, S.A. de C.V.	Mexico
Teleimagen del Noroeste, S.A. de C.V.	Mexico
Telemercado Alameda, S. de R.L. de C.V. (*) (2)	Mexico
Televimex, S.A. de C.V.	Mexico
Televisora de Navojoa, S.A.	Mexico
Televisora de Occidente, S.A. de C.V.	Mexico
Televisora Peninsular, S.A. de C.V.	Mexico
Terma, S.A. de C.V.	Mexico
Todos Los Jugadores, S.A. de C.V. (*)	Mexico

Multimedia CTI, S.A. de C.V.	Mexico

Promo-Industrias Metropolitanas, S.A. de C.V.	Mexico
Distribuidora Panamex, S.A. (1)	Panama

TelevisaUnivision, Inc. and subsidiaries (*)	United States of America

Ulvik, S.A. de C.V.	Mexico
Televisa Corporación, S.A. de C.V.	Mexico
Administradora de Prestaciones Sociales, S.C.	Mexico

(*)	Associate or Joint Venture.
(1)	Without current operations.
(2)	In process of liquidation.